UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2010

LEGACY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware State of Other Jurisdiction of Incorporation	000-51525 Commission File Number	20-3135053 I.R.S. Employer Identification Number
99 North Street, Pittsfield, Massachusetts 01201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (413) 443-4421
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders
     The 2010 annual meeting of stockholders (the “Annual Meeting”) of Legacy Bancorp, Inc. (the “Company”), the holding company for Legacy Banks, was held on May 12, 2010. At the Annual Meeting, Barton D. Raser, Patrick J. Sullivan and Robert B. Trask were elected as directors to hold office for a term of three years and until their successors are duly elected and qualified. In addition, at the Annual Meeting, the stockholders approved a stockholder proposal relating to the annual election of directors and ratified the appointment of Wolf & Company P.C. as the Company’s independent registered public accounting firm for 2010.
     The final voting results of the director elections, stockholder proposal relating to the annual election of directors and the ratification proposal, which were described in more detail in the Proxy Statement, are set forth below.
     1. The nominees for election to the Board of Directors were elected based upon the following tabulation:

	For	Withheld	Broker Non-Votes
Barton D. Raser	5,444,865	278,424	1,534,047

Patrick J. Sullivan	5,453,782	269,507	1,534,047

Robert B. Trask	5,390,340	332,949	1,534,047
     In addition to the foregoing directors, the remaining directors not up for re-election at the Annual Meeting continue to serve on the Board of Directors, other than Gary A. Lopenzina who retired as a director of the Company upon the expiration of his term at the Annual Meeting.
     2. The stockholder proposal regarding annual election of directors was approved based upon the following tabulation:

For	Against	Abstain	Broker Non-Votes
3,893,022	1,734,505	259,960	1,369,849
     3. The ratification of the appointment of Wolf & Company, P.C. as the Company’s independent registered public accounting firm for 2010 was approved by the following tabulation:

For	Against	Abstain	Broker Non-Votes
7,100,324	108,678	48,334	0

     Item 9.01 Financial Statements and Exhibits
(d) Attached as Exhibit 99.1 is the press release issued by the Company on May 14, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2010	LEGACY BANCORP, INC.
	By:	/s/ J. Williar Dunlaevy
J. Williar Dunlaevy
Chairman and Chief Executive Officer

EXHIBIT INDEX

99.1	Press release issued by the Company on May 14, 2010.